Exhibit 99.1

Appgate Announces First Quarter 2022 Financial Results

First quarter revenue of $11.4 million, an increase of 13% year-over-year

Annual recurring revenue (ARR) of $30.8 million, an increase of 27% year-over-year

Net retention rate of 106%

MIAMI, FL ‒ May 11, 2022 ‒ Appgate, Inc. (OTC: APGT) (“Appgate” or the “Company”), the secure access company, today announced financial and operational results for the first quarter 2022.

“We continue to invest in our industry-leading Zero Trust access solutions, our partner programs and our people worldwide,” said Barry Field, CEO of Appgate. “It’s an exciting time at Appgate. We are helping our customers advance their Zero Trust journeys so they can have the best of both worlds: stronger cybersecurity across any IT infrastructure plus flexible secure access that enables their teams to do their best work.”

First Quarter 2022 Financial Highlights

●	Revenue: Total first quarter revenue of $11.4 million, an increase of 13% year-over-year.

●	Annual recurring revenue (ARR): Total ARR at the end of the quarter was $30.8 million, an increase of 27% year-over-year.

●	Gross margin: GAAP gross margin for the quarter was 52%, compared to 53% for the first quarter 2021. Non-GAAP gross margin for the quarter was 61%, compared to 66% for the first quarter 2021.

●	Operating loss: GAAP operating loss for the quarter was $17.0 million, compared to $9.0 million for the first quarter 2021. Non-GAAP loss from operations for the quarter was $13.1 million, compared to $5.3 million for the first quarter 2021.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the section titled “Non-GAAP Financial Measures”. Important disclosures regarding the use of non-GAAP supplemental financial measures are also included below.

Recent Business Highlights

●	Announced DXC Technologies, a Fortune 500 global IT services leader, has adopted Appgate SDP to support a large-scale, multi-year strategic network transformation initiative. In addition to future-proofing its network infrastructure with a centralized and unified Zero Trust framework, DXC is also driving Appgate SDP adoption with its customers to help accelerate their Zero Trust implementations.

●	Announced the achievement of SOC 2 Type 2 certification for Appgate’s entire portfolio. With the completed examination, Appgate offers SOC 2 Type 2-certified secure access solutions for workloads across cloud, on-premises and hybrid IT infrastructures. Meeting this certification milestone addresses critical compliance requirements of Appgate’s diverse and global customer base.

●	Has been awarded a 5-star rating in CRN’s 2022 Partner Program Guide. This recognition by the leading IT channel media outlet is a testament to the innovation and strength of the Appgate channel program and focus on customer success.

About Appgate

Appgate is the secure access company. We empower how people work and connect by providing solutions purpose-built on Zero Trust security principles. This people-defined security approach enables fast, simple and secure connections from any device and location to workloads across any IT infrastructure in cloud, on-premises and hybrid environments. Appgate helps organizations and government agencies worldwide start where they are, accelerate their Zero Trust journey and plan for their future. Learn more at appgate.com.

This press release with the financial results will be accessible on Appgate’s investor relations website at ir.appgate.com.

Appgate management speaks to investors from time-to-time and the presentation for these discussions, which may be updated periodically, is available on Appgate’s investor relations website at ir.appgate.com.

Key Business Metrics

Annual Recurring Revenue (“ARR”) is defined as the annualized value of software-as-a-service (“SaaS”), subscription, and term-based license and maintenance contracts from Appgate’s recurring software products in effect at the end of a given period.

Appgate calculates dollar-based net retention rate by dividing the numerator by the denominator as set forth below:

●	Denominator: As of the end of a reporting period, ARR as of the last day of the comparable reporting period in the prior year.

●	Numerator: ARR for that same cohort of customers as of the end of the reporting period in the current year, including any expansion and net of any contraction and customer attrition over the trailing 12 months, excluding ARR from new subscription customers in the current period.

Non-GAAP Financial Measures

In addition to Appgate’s results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), Appgate believes the following non-GAAP financial measures are useful to investors in evaluating Appgate’s operating performance.

These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure determined in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP Gross Profit and Gross Margin

Non-GAAP gross profit and non-GAAP gross margin are supplemental measures of operating performance that are not determined in accordance with GAAP and do not represent, and should not be considered as, an alternative to gross profit and gross margin, the most directly comparable financial measures determined in accordance with GAAP. We define non-GAAP gross profit as gross profit, adjusted to add back non-cash equity-based compensation expense and developed technology amortization expense and define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

We use non-GAAP gross profit and non-GAAP gross margin to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that non-GAAP gross profit and non-GAAP gross margin are useful measures to our management and to our investors because they provide consistency and comparability with past financial performance and between periods, as the metrics generally eliminate the effects of the variability of amortization expense of intangibles and non-cash equity-based compensation expense from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of these measures enables our management to more effectively evaluate our performance period-over-period and relative to our competitors, some of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP gross profit and non-GAAP gross margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, non-GAAP gross profit and non-GAAP gross margin should not be considered as a replacement for gross profit and gross margin, as determined in accordance with GAAP, or as a measure of our profitability.

A reconciliation of our non-GAAP gross profit and non-GAAP gross margin to gross profit and gross margin, the most directly comparable financial measures determined in accordance with GAAP, for the three months ended March 31, 2022 and 2021, is as follows (in thousands):

	Three Months Ended
	March 31,
	2022	2021
GAAP revenue	$11,378	$10,070
GAAP gross profit	5,926	5,361
Add: amortization expense	954	1,131
Add: equity-based compensation	62	131
Non-GAAP gross profit	$6,942	$6,623
GAAP gross margin	52%	53%
Non-GAAP gross margin	61%	66%

Non-GAAP Loss from Operations and Non-GAAP Operating Margin

We define non-GAAP loss from operations as GAAP loss from continuing operations excluding amortization expense of acquired intangible assets, loss on abandonment of assets, non-cash equity-based compensation expense, and transaction costs. We define non-GAAP operating margin as non-GAAP loss from continuing operations as a percentage of revenue.

A reconciliation of our non-GAAP loss from operations and non-GAAP operating margin to loss from continuing operations and operating margin, the most directly comparable financial measures determined in accordance with GAAP, for the three months ended March 31, 2022 and 2021, is as follows (in thousands):

	Three Months Ended
	March 31,
	2022	2021
GAAP revenue	$11,378	$10,070
GAAP loss from continuing operations	$(16,990)	$(8,963)
Add: amortization expense	2,098	2,299
Add: Loss on abandonment of assets	1,658	—
Add: equity-based compensation	143	1,010
Add: transaction costs	—	330
Non-GAAP loss from operations	$(13,091)	$(5,324)
GAAP operating margin	(149)%	(89)%
Non-GAAP operating margin	(115)%	(53)%

Free Cash Flow and Free Cash Flow Margin

Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations less cash used for purchases of property and equipment and repayment of finance leases. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, as it provides useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for other strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by (used in) operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for any given period and does not reflect our future contractual commitments. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparing our results to those of other companies.

	Three Months Ended
	March 31,
	2022	2021
Net cash, cash equivalents and restricted cash used in operating activities of continuing operations	$(14,301)	$(15,352)
Less:
Purchases of property and equipment	(417)	(111)
Repayment of finance leases	—	(6)
Free cash flow	$(14,718)	$(15,469)
As a percentage of revenue:
GAAP revenue	$11,378	$10,070
Net cash, cash equivalents and restricted cash used in operating activities of continuing operations	(126)%	(152)%
Less:
Purchases of property and equipment	(4)%	(1)%
Repayment of finance leases	—%	—%
Free cash flow	(129)%	(154)%

Cautionary Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and can be identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “seek,” “predict,” “potential,” “intend,” “plan,” “believe,” the negatives of such terms and other words of similar meaning. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding Appgate and its industry relating to matters such as anticipated future financial and operational performance and business prospects.

The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Appgate has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by Appgate. While Appgate considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Appgate’s control. These risks and uncertainties include, but are not limited to: Appgate’s future financial performance, including Appgate’s expectations regarding its annual recurring revenue and other key business metrics, total revenue, cost of revenue, gross profit or gross margin, operating expenses, including changes in operating expenses and our ability to achieve and maintain future profitability; the effects of increased competition in Appgate’s markets and Appgate’s ability to compete effectively; growth in the total addressable market for Appgate’s products and services; market acceptance of Zero Trust solutions and technology generally; market acceptance of Appgate’s products and services and Appgate’s ability to increase adoption of its products; Appgate’s ability to maintain the security and availability of its products; Appgate’s ability to develop new products, or enhancements to existing products, and bring them to market in a timely manner; Appgate’s ability to maintain and expand its customer base, including by attracting new customers; the potential impact on Appgate’s business of the ongoing COVID-19 pandemic; Appgate’s ability to maintain, protect and enhance its intellectual property rights; Appgate’s ability to comply with laws and regulations that currently apply or become applicable to its business both in the United States and internationally; Appgate’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; SIS Holdings’ significant influence over Appgate’s business and affairs; the future trading prices and liquidity of Appgate’s common stock; Appgate’s indebtedness, which may increase risk to Appgate’s business; and other risks and uncertainties, including those described under the section entitled “Risk Factors” in Appgate’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, as updated by any subsequent filings which Appgate makes with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Appgate will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Appgate, Inc.

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2022 and December 31, 2021

(in thousands, except share information)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$11,251	$25,990
Restricted cash	1,473	1,473
Accounts receivable, net of allowance of $233 and $163, respectively	8,647	6,848
Contract assets	2,192	1,639
Deferred contract acquisition costs, current	3,698	3,464
Prepaid and other current assets	6,679	6,196
Total current assets	33,940	45,610
Property and equipment, net	2,471	2,115
Operating lease right-of-use assets	2,264	2,497
Contract assets, noncurrent	10,616	11,800
Deferred contract acquisition costs, noncurrent	9,237	8,749
Goodwill	71,604	71,604
Intangible assets, net	32,703	36,459
Deferred income taxes	789	793
Other assets	231	147
Total assets	$163,855	$179,774
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$5,252	$4,483
Accrued expenses	13,503	12,232
Operating lease liabilities, current	758	798
Deferred revenue, current	5,309	4,813
Total current liabilities	24,822	22,326
Deferred revenue, noncurrent	554	906
Operating lease liabilities, noncurrent	1,724	1,891
Convertible senior notes, net	73,162	72,968
Derivative liability	124,640	78,497
Total liabilities	224,902	176,588
Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value per share; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value per share; 270,000,000 shares authorized; 131,793,660 shares issued and outstanding at March 31, 2022 and December 31, 2021	132	132
Additional paid-in capital	509,729	509,586
Accumulated other comprehensive loss	(1,682)	(1,900)
Accumulated deficit	(569,226)	(504,632)
Total stockholders’ (deficit) equity	(61,047)	3,186
Total liabilities and stockholders’ (deficit) equity	$163,855	$179,774

Appgate, Inc.

Unaudited Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2022 and 2021

(in thousands, except share and per share information)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$11,378	$10,070
Cost of revenue, exclusive of amortization shown below	4,498	3,578
Amortization expense	954	1,131
Total cost of revenue	5,452	4,709
Gross profit	5,926	5,361
Operating expenses:
Sales and marketing	11,698	7,114
Research and development	3,334	2,197
General and administrative	4,857	3,342
Transaction costs	—	330
Depreciation and amortization	1,369	1,341
Loss on abandonment of assets	1,658	—
Total operating expenses	22,916	14,324
Loss from continuing operations	(16,990)	(8,963)
Change in fair value of embedded derivative liability	(46,143)	—
Interest expense, net	(1,131)	(833)
Other expenses, net	(104)	(126)
Loss from continuing operations before income taxes	(64,368)	(9,922)
Income tax expense of continuing operations	(226)	(267)
Net loss from continuing operations	(64,594)	(10,189)
Net income from discontinued operations, net of tax	—	59,866
Net (loss) income	$(64,594)	$49,677

(Loss) income per share:
Net loss from continuing operations per share of common stock - basic and diluted	$(0.49)	$(0.74)
Net income from discontinued operations per share of common stock - basic and diluted	$—	$4.35
Weighted-average shares used in computation - basic and diluted	131,793,660	13,767,397

Appgate, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2022 and 2021

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(64,594)	$49,677
Net income from discontinued operations, including gain on sale of $58.8 million, net of tax in 2021	—	(59,866)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	2,323	2,472
Loss on abandonment of assets	1,658	—
Equity-based compensation	143	1,010
Amortization of deferred contract acquisition costs	1,006	706
Change in fair value of embedded derivative liability	46,143	—
Amortization of debt issuance costs	194	9
Operating lease amortization	44	89
Provision for (Reversal of) allowance for doubtful accounts	72	(148)
Changes in assets and liabilities:
Accounts receivable	(1,731)	(223)
Contract assets	631	(1,790)
Prepaid and other current assets	(450)	(2,045)
Due from affiliates, net	—	3,252
Deferred contract acquisition costs	(1,756)	(1,345)
Other assets	—	5
Accounts payable	760	(3,161)
Accrued expenses	1,107	(4,319)
Deferred revenue	149	332
Other current liabilities	—	(7)
Net cash, cash equivalents and restricted cash used in operating activities of continuing operations	(14,301)	(15,352)
Net cash, cash equivalents and restricted cash provided by operating activities of discontinued operations	—	827
Net cash, cash equivalents and restricted cash used in operating activities	(14,301)	(14,525)
Cash flows from investing activities:
Purchases of property and equipment	(417)	(111)
Net cash, cash equivalents and restricted cash used in investing activities of continuing operations	(417)	(111)
Net cash, cash equivalents and restricted cash provided by investing activities of discontinued operations	—	125,022
Net cash, cash equivalents and restricted cash (used in) provided by investing activities	(417)	124,911
Cash flows from financing activities:
Proceeds from convertible senior notes	—	50,000
Payment of debt issuance costs	—	(180)
Repayment of Promissory Notes	—	(119,640)
Repayment of finance leases	—	(6)
Net cash, cash equivalents and restricted cash used in financing activities of continuing operations	—	(69,826)
Effect of foreign currency exchange rates on cash	(21)	2,991
Net (decrease) increase in cash, cash equivalents and restricted cash	(14,739)	43,551
Cash, cash equivalents and restricted cash at beginning of period	27,463	5,621
Cash, cash equivalents and restricted cash at end of period	$12,724	$49,172

Cash and cash equivalents	$11,251	$47,706
Restricted cash	1,473	1,466
Cash, cash equivalents and restricted cash of continuing operations at end of period	$12,724	$49,172

Source: Appgate, Inc.

Investor Contact

Elena Carr

VP, Investor Relations, Appgate

Elena.Carr@appgate.com

Media Contact

Janice Clayton

Director of Public Relations, Appgate

Janice.Clayton@appgate.com